Exhibit 10.1

AMENDMENT TO

PURCHASE AGREEMENT

THIS AMENDMENT, dated effective as of October 16, 2013, is between DANIEL K. DONKEL (“Donkel”) and SAMUEL H. CADE (“Cade”)(hereinafter collectively referred to as "Sellers"); POLAR PETROLEUM (AK) CORP., an Alaska corporation (hereinafter called "Buyer") and DONKEL OIL & GAS, LLC, a Colorado limited liability company (hereinafter called “DOG LLC”). Terms as used herein shall have the meaning as defined in that certain Purchase Agreement effective as of October 30, 2012 between the Sellers, the Buyer and DOB LLC.

Recitals

1.           Pursuant to the terms of a Purchase Agreement effective as of October 30, 2012, the Sellers sold to the Buyer, and the Buyer purchased from the Sellers, the  Issued Leases and the Un-Issued Leases (collectively referred to as the “Leases”) as described and identified in the said Purchase Agreement;

2.           Under the terms of the Purchase Agreement and the Buyer Note, an installment payment was due on July 31, 2013 from the Buyer to the Sellers. The Buyer has been unable to make this installment payment;

3.           The Buyer has requested an extension to make the installment payment due on July 31, 2013 and the installment payment due on October 31, 2013, but the Buyer and Seller have not been able to reach agreement on terms for such an extension;

4.           The Sellers are willing to extend, until December 2, 2013, and the Buyer desires to extend, until December 2, 2013, the delinquent installment due on July 31, 2013 and the next installment due on October 31, 2013 provided, however, that the entire unpaid principal amount due under the Buyer Note shall be accelerated and be due and payable, together with accrued interest thereon, on December 2, 2013, all as provided for under the terms and conditions set forth in this Amendment.

IN CONSIDERATION of the above recitals and of the benefits to be derived by each of the parties to this Agreement, it is hereby agreed as follows:

Amendment to Agreement

1.           Agreement to Extend Payment Due on Buyer Note.:  Subject to the terms and conditions as set forth in this Amendment and Buyer’s immediate payment of a $12,500 non-refundable extension fee, the Seller hereby extends, until December 2, 2013, the payment of installment amounts otherwise due and payable on July 31, 2013 and on October 31, 2013 under the Buyer Note. On December 2, 2013, the Buyer covenants and agrees that it shall then be obligated to pay, and shall pay in full, to the Sellers the entire outstanding principal balance due and owing under the Buyer Note, together with all accrued interest due thereon, in the total sum of $865,229.16, which amount consists of the following:

(a)	$850,000 in unpaid principal currently due and owing on the Buyer Note; and

(b)	$1,062.50 in accrued interest at the normal interest rate due on the Buyer Note during the period from May 1, 2013 to September 30, 2013; and

(c)	$14,166.66 in accrued interest at the 10% default rate due on the Buyer Note during the period from October 1, 2013 to November 30, 2013.

           The Buyer shall pay both the non-refundable extension fee ($12,500.00) and the entire outstanding principal and accrued interest due and owing under the Buyer Note ($865,229.16) by wire transfer of immediately available funds to such account(s) and in accordance with wire transfer instructions provided herein, with said amounts being allocated between and among the Sellers as follows:

Amount Due on
Extension Fee                       Buyer Note

(i)           Samuel H. Cade:                 $   9,375.00                        $  648,921.87
(ii)           Daniel K. Donkel:             $   3,125.00                        $  216,307.29
$ 12,500.00                        $  865,229.16

The Sellers hereby authorize that the foregoing payment shall be made pursuant to the following wire transfer instructions:

Bank: name:                        First Citizens Bank
701 17th Street
Denver, Colorado 80202
ABA Routing No.:             102089644
Account Name:                  Allen & Vellone, P.C. COLTF Trust Account
For credit to account no. 009560162789
EIN: 84-1252288

2.           Agreement to Execute New Lease Assignments to be Held in Escrow.

(a)           As collateral and security for its performance under the terms of the Agreement effective as of October 30, 2012, as amended hereby, the Buyer did earlier execute, acknowledge (where applicable) and deliver to Allen & Vellone, P.C., as escrow agent under that certain Document Escrow Agreement dated effective as of October 30, 2012,  as amended by the parties, four (4) new copies of an Assignment (in an approved Assignment form) whereby the Buyer shall re-assign and re-convey to the Sellers one hundred percent (100%) of the record title in and to State of Alaska Oil and Gas Lease ADLs 390939, 391544 and 391545, subject to the reservation to Sellers (in the proportions of twenty five percent (25%) to Donkel and seventy five percent (75%) to Cade), an overriding royalty equal to four percent (4%) of 8/8ths free and clear of all costs and expenses of production.
.
(b)           In intervals of no more than every 75 days until the Buyer Note is fully paid, the Buyer agrees to execute, acknowledge (where applicable) and deliver to, or cause to be executed, acknowledged (where applicable) and delivered to, Allen & Vellone, P.C., as escrow agent under the Document Escrow Agreement dated October 30, 2012, as amended by the parties, four (4) copies of new, replacement Assignments as referenced in subsection (a) above. The new Assignments shall replace the last set of Assignments executed and delivered pursuant to this section. The parties acknowledge and agree that this provision is intended to insure that Assignments held in escrow are always in current approved form and that the Assignments have been executed by Buyer within the last 90 days in compliance with applicable Alaska Division of Oil & Gas policies and procedures. In the event that Buyer fails to timely deliver to the Sellers the appropriate new Assignments as required under this subsection, Buyer shall be obligated to pay Sellers, as liquidated damages, $100.00 per day for each day the Buyer is obligated but fails to execute and deliver the required assignments. The foregoing per day amount payable to Sellers shall be considered liquidated damages by the parties as it is agreed that actual damages to Sellers for Buyer’s failure to execute and deliver the assignment are difficult to ascertain with certainty and that the payment provided herein is a reasonable estimate of such damages.

(c)           On or before November 19, 2013, the Buyer shall execute, acknowledge and deliver to Allen & Vellone, P.C., as escrow agent, a new set of four (4) replacement Assignments as referenced in subsection (a) above. If the new replacement Assignments are not executed, acknowledged and delivered to Allen & Vellone, P.C. on or before November 19, 2013, then Buyer and Sellers hereby jointly authorize the release and delivery to the Sellers of the Assignments currently held by Allen & Vellone, P.C. under the terms of the Document Escrow Agreement dated October 30, 2012, as amended by the parties. The release of the subject Assignments allows the Sellers the opportunity to execute and acknowledge the subject Assignments for potential use if, and only if, the Buyer fails to make the payment due and owing on December 2, 2013 as provided for in Section 1 above.

 3.           Other Agreements..

(a)           The Sellers hereby acknowledge that the $12,500 non-refundable extension fee has been paid by Buyer and has been received in the Allen & Vellone, P.C. Trust Account as required under the terms of Section 1 above.

(b)           The extension in payment as provided for in this Amendment shall not be interpreted or construed as granting Buyer any right to any further or additional extension in time to make any payment due and owing under the terms of the Buyer Note, unless and until separately agreed to in writing by the parties hereto. The Buyer acknowledges and agrees that, in accordance with the terms of Section 1 above, the entire amount due and owing under the Buyer Note is due and payable in full on December 2, 2013.

(c)           All of the parties hereto shall, without further consideration, execute, acknowledge and deliver such other documents and instruments and take such other action as may be necessary to carry out their obligations under the Agreement, as amended herein.

 4.           Miscellaneous:

(a)           Governing Law.  This Amendment and all instruments executed in accordance with it shall be governed by and interpreted in accordance with the laws of the State of Alaska, without regard to conflict of law rules that would direct application of the laws of another jurisdiction.

(b)           Entire Agreement.  This Amendment constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  No supplement, amendment, alteration, modification, waiver or termination of this Amendment shall be binding unless executed in writing by the parties hereto.

(c)           Continuing Effect of Purchase Agreement.. The terms and provisions of the Purchase Agreement shall continue to be in full force and effect, except as may be modified and amended as set forth in this Amendment.

(d)           Conflict.  In the event of any conflict in the terms of this Amendment with the terms of the Purchase Agreement, the terms of this Amendment shall govern and control.

(e)           Joint Preparation.  This Amendment shall be deemed for all purposes to have been prepared through the joint efforts of the parties hereto and shall not be construed for or against one party or any other party as a result of the preparation, submittal, drafting, execution or other event of negotiation hereof.

 (f)           Counterpart Execution.  For the sake of simplicity in execution, this Amendment may be executed by original or telefax signature in any number of counterparts, each of which shall be deemed an original hereof.  All counterparts of this Agreement which are executed by telefax signature shall be valid and binding as original signatures for all purposes (evidentiary or otherwise).

[Signatures on following page]

EXECUTED as of the respective acknowledgment dates of the signatory parties; effective as of the date first above mentioned.

_______________________________________
DANIEL K. DONKEL

_______________________________________
SAMUEL H. CADE

SELLERS

POLAR PETROLEUM (AK) CORP.

By_____________________________________
Daniel Walker, President

BUYER

DONKEL OIL & GAS, LLC

By______________________________________
Daniel K. Donkel, Manager

DOG LLC